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                                 THE UBS FUNDS

             CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY

         I, David M. Goldenberg, Vice President and Assistant Secretary of The UBS Funds ("Trust"), hereby certify that the Board of Trustees ("Board") of the Trust duly adopted the following resolutions by unanimous written consent dated April 25, 2002 and that by adopting such resolutions amended the By-Laws of the Trust dated August 9, 1993 in accordance with Article IX of the By-Laws:

         "WHEREAS,                  the Board has previously acted to authorize
                                    the holding of a Special Meeting of
                                    Shareholders (the "Special Meeting") of the series of the Trust (the "Funds"), to be held on June 5, 2002; and

         WHEREAS, in conjunction with holding the Special Meeting, management of the Trust has recommended amending the Trust's By-laws, as amended from time to time (the "By-laws"), so as to permit the shareholders of the Trust to submit executed proxies for the Special Meeting via electronic and other means; and

         WHEREAS, management of the Trust has indicated that the expansion of the permissible means for executing and submitting proxies by shareholders is in the best interest of the Trust, the Funds and their shareholders, as it will result in a more efficient and timely tabulation of the shareholders' votes on the matters presented at the Special Meeting;

         NOW, THEREFORE, BE IT

         RESOLVED                   that Section 7 of the By-laws, which
                                    presently provides:

                                        SECTION 7. VOTING. Each shareholder
                                        shall have one vote for each full share
                                        and a fractional vote for each
                                        fractional share of stock having voting
                                        power held by such shareholder on the
                                        record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of shareholders. Such vote may be made in person or by proxy. At all meetings of the shareholders, a quorum being present, all matters shall be decided by majority vote of the shares of

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                                        beneficial interest entitled to vote
                                        held by shareholders present in person
                                        or by proxy, unless the question is one
                                        for which by express provision of the
                                        laws of the State of Delaware, the
                                        Investment Company Act of 1940, as from
                                        time to time amended, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting;

                                    be amended to state:

                                        SECTION 7. VOTING. Each shareholder
                                        shall have one vote for each full share
                                        and a fractional vote for each
                                        fractional share of stock having voting
                                        power held by such shareholder on the
                                        record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of shareholders. Such vote may be made in person or by proxy. At all meetings of the shareholders, a quorum being present, all matters shall be decided by majority vote of the shares of beneficial interest entitled to vote held by shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the Investment Company Act of 1940, as from time to time amended, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question.

                                        Every shareholder entitled to vote for
                                        Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the shareholder and filed with the Secretary of the Trust; PROVIDED, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this
                                        Section 7. A proxy shall be deemed
                                        executed if the shareholder's name is
                                        placed on the proxy (whether by manual
                                        signature, typewriting, telegraphic
                                        transmission or

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                                        otherwise) by the shareholder or the
                                        shareholder's attorney-in-fact. An
                                        attorney-in-fact relationship between
                                        the shareholder and the shareholder's
                                        attorney-in-fact may be created by any
                                        electronic, telegraphic, telephonic,
                                        computerized, telecommunications or
                                        other reasonable alternative means. A
                                        valid proxy that does not state that
                                        it is irrevocable shall continue in
                                        full force and effect unless revoked
                                        by the shareholder executing it, or
                                        using one of the permitted alternatives
                                        to execution, described in the next
                                        paragraph, by a written notice
                                        delivered to the Secretary of the
                                        Trust prior to the exercise of the
                                        proxy or by the shareholder's
                                        attendance and vote in person at the
                                        meeting; PROVIDED, HOWEVER, that no
                                        proxy shall be valid after the
                                        expiration of eleven (11) months from
                                        the date of the proxy unless otherwise
                                        expressly provided in the proxy. The
                                        revocability of a proxy that states on
                                        its face that it is irrevocable shall
                                        be governed by the provisions of the
                                        General Corporation Law of the State
                                        of Delaware.

                                        With respect to any shareholders'
                                        meeting, the Board, or, in case the
                                        Board does not act, the President, any
                                        Vice President or the Secretary, may
                                        permit proxies by any electronic,
                                        telephonic, computerized,
                                        telecommunications or other reasonable
                                        alternative to the execution of a
                                        written instrument authorizing the
                                        holder of the proxy to act. A proxy with respect to shares held in the name of two or more persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the Secretary of the Trust receives a specific written notice to the contrary from any one of them. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting; and

         FURTHER
         RESOLVED,                  that the appropriate officers of the Trust,
                                    with the advice of Trust counsel, be, and each of them hereby is, authorized

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                                    and directed to take any and all actions
                                    that the officer, in the officer's sole
                                    discretion, deems necessary and appropriate to carry out the intent and accomplish the purposes of the foregoing resolutions, the necessity or appropriateness thereof being conclusively proven by the actions taken by such officer or officers, to effectuate the foregoing resolutions and to carry out the purposes thereof; and

         FURTHER
         RESOLVED,                  that the appropriate officers of the Trust,
                                    be, and each of them hereby is, authorized and directed to revise the Trust's proxy statement on Schedule 14A under the Securities Exchange Act of 1934, as amended, as appropriate to reflect the aforementioned amendment; and

         FURTHER
         RESOLVED,                  that this consent may be executed in one or
                                    more counterparts, each of which shall be deemed an original, and when taken together shall constitute one and the same instrument; and

         FURTHER
         RESOLVED,                   that this consent shall be filed with the
                                     minutes of the Trust."

Dated: July 1, 2002                     By: /s/ DAVID M. GOLDENBERG
                                            -----------------------
                                        David M. Goldenberg
                                        Vice President and Assistant Secretary
                                        The UBS Funds

New York, New York (ss)

Subscribed and sworn to before me this 1st day of July, 2002.

/S/ EVELYN DE SIMONE

Notary Public

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